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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|

                                  -------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

New York                                                          13-5160382
(State of incorporation                                           (I.R.S. employer
if not a U.S. national bank)                                      identification no.)

One Wall Street, New York, N.Y.                                   10286
(Address of principal executive offices)                          (Zip code)

                                  -------------

                               GENERAL MEDIA, INC.
               (Exact name of obligor as specified in its charter)

Delaware                                                          13-3750988
(State or other jurisdiction of                                   (I.R.S. employer
incorporation or organization)                                    identification no.)

11 Penn Plaza
New York, New York                                                10001
(Address of principal executive offices)                          (Zip code)

                                  -------------

                   Series C 15% Senior Secured Notes due 2004
                       (Title of the indenture securities)

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


1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

      (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------
      Superintendent of Banks of the State of               2 Rector Street, New York,
      New York                                              N.Y.  10006, and Albany, N.Y. 12203

      Federal Reserve Bank of New York                      33 Liberty Plaza, New York,
                                                            N.Y.  10045

      Federal Deposit Insurance Corporation                 Washington, D.C.  20429

      New York Clearing House Association                   New York, New York   10005

      (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

      Yes.

2.    AFFILIATIONS WITH OBLIGOR.

      IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

      None.

4.    TRUSTEESHIPS UNDER OTHER INDENTURES.

      IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

      (a)   TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

            The Trustee, The Bank of New York, is the trustee under the Indenture, dated as of December 21, 1993, among the obligor, the "Subsidiary Guarantors" parties thereto and the trustee, successor in interest to IBJ Schroder Bank & Trust Company (the "Existing Indenture"), pursuant to which 10-5/8% Series B Senior Secured Notes due 2000 (the "Old Notes") were issued.

      (b) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(b)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

            The obligor intends to issue its 15% Series C Senior Secured Notes due 2004 (the "New Notes") as a new series of notes under the Existing Indenture in exchange for the Old Notes. The obligor states that if the New Notes are issued, then the obligor will, simultaneously with the issuance of the New Notes, pay off any Old Notes that have not been exchanged.

13.   DEFAULTS BY THE OBLIGOR.

            (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

                   The obligor is currently in default with respect to the payment of principal of the Old Notes now outstanding under the Existing Indenture in the amount of $52,000,000, which principal amount matured on December 31, 2000.

            (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

                   See Item 13(a) above.

16.   LIST OF EXHIBITS.

      EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

      1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No.
            33-29637.)

      4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

      6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

      7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of February, 2001.


                                                THE BANK OF NEW YORK



                                                By:       /s/ MING SHIANG
                                                    ----------------------------
                                                    Name:     MING SHIANG
                                                    Title:    VICE PRESIDENT

                                                                       EXHIBIT 7

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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                           Dollar Amounts
ASSETS                                                                       In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
    and coin.................................                                  $4,194,838
  Interest-bearing balances..................                                   4,596,320
Securities:
  Held-to-maturity securities................                                     837,052
  Available-for-sale securities..............                                   4,877,379
Federal funds sold and Securities purchased
  under agreements to resell.................                                   3,085,401
Loans and lease financing receivables:
  Loans and leases, net of unearned
    income...............37,707,721
  LESS: Allowance for loan and
    lease losses............598,990
  LESS: Allocated transfer risk
    reserve........................12,370
  Loans and leases, net of unearned income,
    allowance, and reserve...................                                  37,096,361
Trading Assets...............................                                  10,039,718
Premises and fixed assets (including
  capitalized leases)........................                                     740,743
Other real estate owned......................                                       4,714
Investments in unconsolidated subsidiaries
  and associated companies...................                                     178,845
Customers' liability to this bank on
  acceptances outstanding....................                                     887,442
Intangible assets............................                                   1,353,079
Other assets.................................                                   4,982,250
                                                                             ------------
Total assets.................................                                 $72,874,142
                                                                             ============

LIABILITIES
Deposits:
  In domestic offices........................                                 $26,812,643
  Noninterest-bearing..............11,206,758
  Interest-bearing.................15,605,885
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs...................                                  26,338,068
  Noninterest-bearing.................520,061
  Interest-bearing.................25,818,007
Federal funds purchased and Securities sold
  under agreements to repurchase.............                                   1,789,285
Demand notes issued to the U.S.Treasury......                                     100,000
Trading liabilities..........................                                   2,440,940
Other borrowed money:
  With remaining maturity of one year or less                                   1,581,151
  With remaining maturity of more than one
    year through three years.................                                           0
  With remaining maturity of more than three
    years....................................                                      31,080
Bank's liability on acceptances executed and
  outstanding................................                                     889,948
Subordinated notes and debentures............                                   1,652,000
Other liabilities............................                                   4,914,363
                                                                             ------------
Total liabilities............................                                  66,549,478
                                                                             ============
EQUITY CAPITAL
Common stock.................................                                   1,135,285
Surplus......................................                                     988,327
Undivided profits and capital reserves.......                                   4,242,906
Net unrealized holding gains (losses) on
  available-for-sale securities..............                                (    11,848)
Accumulated net gains (losses) on cash flow
  hedges                                                                                0
Cumulative foreign currency translation
  adjustments................................                                (    30,006)
                                                                             ------------
Total equity capital.........................                                   6,324,664
                                                                             ------------
Total liabilities and equity capital.........                                 $72,874,142
                                                                             ============

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                            Thomas J. Mastro

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                        __
Thomas A. Renyi           |
Gerald L. Hassell         |                           Directors
Alan R. Griffith          |
                        __|


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